UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Reports That Telomir-1 Outperforms FDA-Approved Gold-Standard Iron Chelator Deferoxamine (DFO) in Reducing Intracellular Iron in a Human Cell Line

New live-cell imaging data show that Telomir-1 markedly lowers intracellular iron levels at submicromolar concentrations in human keratinocytes, demonstrating potent cell penetration and iron-modulating activity—key to its broader epigenetic mechanism of action.

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) (“Telomir” or the “Company”) reports new preclinical data demonstrating that its lead investigational compound Telomir-1 produced a strong, dose-dependent reduction of intracellular iron in human keratinocyte (HaCaT) cells, significantly exceeding the effect observed with the FDA-approved iron chelator Deferoxamine (DFO).

These results extend the Company’s research into the relationship between metal-ion imbalance, oxidative stress, and epigenetic enzyme regulation.

Study Overview

The evaluation utilized FerroOrange, a fluorescent probe that selectively detects ferrous iron (Fe²⁺) in living cells. HaCaT cells were incubated with Telomir-1 or DFO at several time points. After three, six and sixteen hours, fluorescence microscopy showed substantially lower intracellular iron signal intensity in Telomir-1–treated cells at various concentrations, indicating greater cellular penetration and iron-modulating activity relative to DFO at the same concentrations.

Scientific Context and Importance of the Findings

Iron plays a vital role in human biology. It enables oxygen transport, mitochondrial energy generation, and DNA synthesis—processes essential for growth and cellular development. In early life, iron is beneficial and tightly regulated by proteins such as ferritin, transferrin, and ceruloplasmin that maintain balance between storage, transport, and utilization.

With aging, however, these control systems become less efficient. Reactive forms of iron can accumulate within cells, participating in chemical reactions that generate reactive oxygen species (ROS) capable of damaging DNA, proteins, and membranes. This imbalance contributes to oxidative stress, mitochondrial dysfunction, and genomic instability—factors increasingly associated with accelerated aging, neurodegenerative, metabolic, cardiovascular, and oncologic diseases.

Cancer biology further highlights the dual nature of iron. Many tumors depend on iron for rapid proliferation, using it to drive DNA replication, sustained proliferation and energy production. Yet excessive intracellular iron also amplifies oxidative and methylation stress, disrupting normal gene regulation and potentially promoting disease progression.

Understanding how to safely modulate intracellular iron levels is therefore an important area of pre-clinical research. The ability of Telomir-1 to enter cells and influence iron balance at low concentrations provides a basis for continued investigation into metal-ion homeostasis and its link to cellular health and epigenetic control.

Key Observations

●	Telomir-1 reduced intracellular Fe²⁺ levels in a time- and dose-dependent manner at low-micromolar concentrations.
●	Deferoxamine (DFO), while FDA-approved, exhibited limited intracellular activity under equivalent conditions.
●	Telomir-1 has also been formulated with zinc (Telomir-Zn) to enable a controlled intracellular exchange of metal ions—binding excess reactive metals such as iron and copper while contributing zinc, a cofactor for enzymes involved in antioxidant defense and DNA stability.

These data support the Company’s ongoing pre-clinical research focused on metal-ion balance, oxidative stress, and epigenetic enzyme dynamics in aging and degenerative disease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: November 12, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer